Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Amaze Software, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Amaze Software, Inc. (the “Company”) as of December 31, 2024, and 2023, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/Bush & Associates CPA LLC

We have served as the Company’s auditor since 2024.

Henderson, Nevada

May 19, 2025

AMAZE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2024 and 2023

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash	$546,513	$1,009,802
Accounts receivable	363,105	399,132
Prepaid expenses	391,116	84,059
Total current assets	1,300,734	1,492,993

Fixed assets, net	10,370	632,712
Intangible assets, net	45,398	96,608
Prepaid expenses and other (long-term)	268,370	268,799

Total assets	$1,624,872	$2,491,112

Liabilities, and stockholders’ deficit
Current liabilities
Accounts payable	$5,364,663	$3,450,225
Accrued payroll	271,069	451,683
Accrued commissions	2,598,869	2,698,089
Accrued expenses	1,506,892	2,914,539
Accrued sales tax	1,818,723	1,366,883
Accrued interest	384,318	388,287
Customer deposits	2,890,705	638,281
Accrued refunds	155,919	—
Note payable, current portion	12,715,610	482,143
Deferred revenue	1,129	1,211
Total current liabilities	27,707,897	12,391,341

Long-term liabilities
Note payable, net of current portion	—	2,899,424

Total liabilities	27,707,897	15,290,765

Stockholders’ deficit
Series A preferred stock, $0.001 par value – 54,416,293 shares issued and outstanding at December 31, 2024 and 2023	54,416	54,416
Common stock, $0.001 par value – 5,043,324 and 4,927,766 shares issued and outstanding at December 31, 2024 and 2023, respectively	5,044	4,928
Additional paid-in capital	70,737,133	68,559,789
Accumulated deficit	(96,879,618)	(81,418,786)
Total stockholders’ deficit	(26,083,025)	(12,799,653)

Total liabilities and stockholders’ deficit	$1,624,872	$2,491,112

See notes to consolidated financial statements

AMAZE SOFTWARE, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2024 and 2023

	Year ended December 31,
	2024	2023
Revenue	$8,068,119	$14,535,960
Cost of revenue	1,482,100	2,419,651
Gross profit	6,586,019	12,116,339

Selling, general and administrative expenses	18,095,661	28,115,616
Equity-based compensation	1,669,970	1,925,321
Depreciation and amortization	209,301	411,149
Operating loss	(13,388,913)	(18,335,747)

Other income (expense)	(261,285)	642,676
Interest expense	1,810,634	394,046

Net loss	$(15,460,832)	$(18,087,117)

Weighted average shares outstanding
Basic	5,020,691	4,598,399
Diluted	5,020,691	4,598,399

Net loss per share - basic	$(3.08)	$(3.93)
Net loss per share - diluted	$(3.08)	$(3.93)

See notes to consolidated financial statements

AMAZE SOFTWARE, INC

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2024 and 2023

	Preferred Stock – Series A		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balances at December 31, 2022	44,756,496	$44,756	4,318,080	$4,318	$58,164,697	$(63,331,669)	$(5,117,898)
Issuance of common stock	—	—	609,686	610	3,501	—	4,111
Issuance of preferred stock	9,656,797	9,660	—	—	8,466,270	—	8,475,930
Equity-based compensation	—	—	—	—	1,925,321	—	1,925,321
Net Loss	—	—	—	—	—	(18,087,117)	(18,087,117)
Balances at December 31, 2023	54,416,293	54,416	4,927,766	4,928	68,559,789	(81,418,786)	(12,799,653)
Issuance of common stock	—	—	115,558	116	7,374	—	7,490
Conversion of common stock	—	—	—	—	500,000	—	500,000
Equity-based compensation	—	—	—	—	1,669,970	—	1,669,970
Net loss	—	—	—	—	—	(15,460,832)	(15,460,832)
Balances at December 31, 2024	54,416,293	$54,416	5,043,324	$5,044	$70,737,133	$(96,879,618)	$(26,083,025)

See notes to consolidated financial statements

AMAZE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	2024	2023
Cash flows from operating activities
Net loss	$(15,460,832)	$(18,087,117)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	209,301	411,149
Equity-based compensation	1,669,970	1,925,321
(Gain) loss on disposal of fixed assets	440,110	(31,774)
Loss on disposal of intangible assets	10,103
Gain on extinguishment of debt	—	(615,980)
Amortization of debt discount	—	41,044
Changes in operating assets and liabilities
Accounts receivable	36,027	81,252
Interest receivable	—	309,407
Prepaid expenses and other	(306,628)	447,491
Accounts payable	1,914,438	1,331,548
Accrued compensation	(180,614)	149,275
Accrued commissions	(99,220)	(1,027,196)
Accrued expenses	(1,407,647)	(903,719)
Accrued sales tax	451,840	575,810
Customer deposits	2,252,424	(708,865)
Accrued refunds	155,919	—
Deferred revenue	(82)	(1,295)
Accrued interest	(3,969)	176,061
Accrued 200% return on bridge notes	846,211	—
Net cash used in operating activities	(9,472,649)	(15,927,588)

Cash flows from investing activities
Proceeds from sale of fixed assets	—	46,000
Proceeds from sale of intangible assets	27,000	—
Purchase of fixed assets	(12,962)	(18,298)
Net cash used in investing activities	14,038	27,702

Cash flows from financing activities
Proceeds from issuance of common shares	7,490	4,111
Proceeds from issuance of preferred shares	—	239,091
Proceeds from note payable	10,682,118	9,736,263
Payments on note payable	(1,694,286)	(1,716,632)
Net cash provided by financing activities	8,995,322	8,262,833

Net decrease in cash	(463,289)	(7,637,053)

Cash - beginning of period	1,009,802	8,646,855

Cash - end of period	$546,513	$1,009,802

See notes to consolidated financial statements

AMAZE SOFTWARE, INC.

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS

Nature of Business

Amaze Software, Inc. (the “Company” or “Amaze”) is an innovative software company dedicated to empowering creators by providing comprehensive software solutions and services that facilitate e-commerce, social commerce, and integrated commerce selling experiences. Established in 2011 under the name Famous Industries, the company rebranded to Amaze in 2022 to better reflect its mission and broaden its focus on serving creators, entrepreneurs, and a diverse range of users seeking to build and enhance their online brands.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared and are presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements include, in the opinion of management, all adjustments, consisting of normal and recurring items, necessary for the fair presentation of the financial statements. In certain instances, amounts reported in prior period financial statements have been reclassified to conform to the current financial statement presentation.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

The accompanying consolidated financial statements include the accounts of Amaze Software, Inc. and Amaze Holdings Inc., which are consolidated due to direct ownership.

Liquidity and Capital Resources

As of December 31, 2024, the Company maintained approximately $545,000 in cash reserves with a working capital deficiency of $13.8 million. This reflects a strategic allocation of resources to support operational growth and investment in key business areas. In comparison, as of December 31, 2023, the Company had $1 million in cash and a working capital deficit of $10.9 million. The increase in working capital deficit was primarily driven by the strategic deployment of $7.6 million to support growth in managed services, including timing-related payables to fulfillment vendors, increased commission accruals tied to platform sales volume, and investments in creator support infrastructure.

The Company believes that its existing cash, coupled with additional capital raised through debt financing, will provide adequate liquidity to support ongoing operations and growth initiatives for at least 12 months from the filing of this report. Management remains focused on capital efficiency and cash flow optimization, ensuring that financial resources are utilized effectively to drive operational performance and revenue expansion.

As of December 31, 2024, the Company had $27.7 million in current liabilities, reflecting its commitment to fulfilling short-term obligations while maintaining operational flexibility. The breakdown of these liabilities includes:

  $5.6 million in vendor payables and accrued payroll,
  $2.6 million in accrued commissions,
  $1.8 million in accrued sales tax, and
  $12.7 million as the current portion of notes payable.

The Company reported an accumulated deficit of $96.9 million as of December 31, 2024, reflecting the investments made in product development, strategic initiatives, and market expansion. Management is actively exploring opportunities to strengthen the Company's capital structure by securing additional funding through strategic partnerships, equity financing, and revenue-driven growth. While there is an expectation for additional capital needs, the Company remains proactive in identifying favorable financing opportunities, ensuring alignment with its long-term objectives.

Management is confident in the Company’s ability to navigate its financial landscape effectively, leveraging a combination of cost optimizations, revenue enhancements, and capital market strategies. Although external financing may be required to further accelerate growth, the Company is well-positioned to capitalize on favorable market conditions and strategic business opportunities.

While these factors present financial challenges, they also underscore the Company’s ongoing commitment to strengthening its financial position and enhancing long-term sustainability. The accompanying financial statements do not include any adjustments related to the potential recoverability of assets, classification of liabilities, or other financial modifications that may be necessary under a different operating scenario.

Agreement and Plan of Merger with Fresh Vine Wine, Inc.

On March 7, 2025, the Company was acquired by Fresh Vine Wine, Inc. (the “Acquisition”), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2024 (the “Merger Agreement”) by and among the Company, Fresh Vine Wine, Inc., a Nevada corporation, Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Fresh Vine Wine (“Merger Sub”), the stockholders of the Company (each, a “Holder” and together the “Holders”), and Aaron Day, solely in his capacity as the Holders’ Representative (the “Holders’ Representative”). Pursuant to the Merger Agreement, (i) Merger Sub merged with and into the Company (the “Merger”) with the Company as the surviving company and a wholly owned subsidiary of Fresh Vine Wine, and (ii) the aggregate merger consideration paid by Fresh Vine Wine, Inc. in connection with the acquisition included 750,000 shares of the Fresh Vine Wine Inc.’s Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), plus warrants (the “Merger Warrants”) to purchase an aggregate of 8,750,000 shares of the Fresh Vine Wine’s common stock, par value $0.001 per share (the “Common Stock”). See Note 13.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

 Cash

The Company maintains its cash in accounts at financial institutions, which may, at times, exceed amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Accounts Receivable

Accounts receivable consists of amounts owed to the Company for sales of the Company’s services on credit and are reported at net realizable value. Credit terms are extended to customers in the normal course of business. The Company estimates allowances for future returns and doubtful accounts based upon historical experience and its evaluation of the current status of receivables. Accounts considered uncollectible are written off against the allowance. As of December 31, 2024 and 2023 there was no allowance for doubtful accounts.

Revenue recognition

The Company’s total revenue reflects the sale of merchandise sales, digital product sales and shipping domestically and internationally. Revenues are recognized as the Company transfers control of promised goods or services to sellers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Each contract includes a single performance obligation to transfer control of the product to the customer. Control is transferred when the product is either shipped or delivered, depending on the shipping terms, at which point the Company recognizes the transaction price for the product as revenue. The Company has elected to account for shipping and handling as a fulfillment activity, with amounts billed to customers for shipping and handling included in total revenue.

ASC 606 notes that when another party is involved in providing goods or services to a customer, the entity should determine whether the nature of its promise is a performance obligation to provide the specified goods or services itself (that is, the entity is a principal) or to arrange for those goods or services to be provided by the other party (that is, the entity is an agent). The Company does not bear responsibility for inventory losses and does not have pricing determination; therefore, the Company would be considered the agent and revenue should be recognized as net sales.

Products are sold for cash or on credit terms. The Company has elected the practical expedient to not account for significant financing components as its payment terms are less than one year, and the Company determines the terms at contract inception. The Company’s sales terms do not allow for the right of return.

The following table presents the percentages of total revenue disaggregated by sales channels for the years ended December 31, 2024 and 2023:

	2024	2023
Long-tail	78%	80%
Managed services	22%	20%
Total	100%	100%

Revenue channel allocations reflect management estimates based on gross merchandise value (GMV) by platform category, adjusted to reflect net revenue recognition under ASC 606. Allocation percentages are derived from internal tracking systems and are subject to periodic review.

Fair Value of Financial Instruments

The Company’s accounting for fair value measurements of assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring or nonrecurring basis adheres to the Financial Accounting Standards Board (FASB) fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the Company at the measurement date.

●	Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The carrying values of cash, accounts receivable, accounts payable, deferred revenue and other financial working capital items approximate fair value at December 31, 2024 and 2023, due to the short maturity nature of these items.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Additions and improvements to property and equipment are capitalized at cost. Depreciation of owned assets are computed using the straight-line method over the estimated useful lives. The cost of assets sold or retired, and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in other income (expense) for the year. Expenditures on maintenance and repairs are charged to expense as incurred.

Intangible Assets

The Company capitalizes the fair value of intangible assets acquired in business combinations. Intangible assets are amortized on a straight-line basis over their estimated economic useful lives, generally the contract term. The Company performs valuations of assets acquired and liabilities assumed on each acquisition accounted for as a business combination and allocates the purchase price of each acquired business to its respective net tangible and intangible assets.

Long-lived Assets

Long-lived assets such as fixed assets and intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no triggering events and no impairments of long-lived assets for the years presented.

Customer Deposits

The Company records customer deposits when a customer makes a payment for a product purchase in advance of shipping goods. Revenue is recognized, and the customer deposit liability is reduced, once the shipment occurs and therefore this balance is related to customer orders that have not been fulfilled.

Accounts Payable

The Company records accounts payable at the invoice amount when goods or services are received, regardless of when payment is made. All vendor payables are recorded at their gross amount, with any discounts available being recognized as a separate income item when taken and are typically due within 30 – 60 days.

Income Taxes

The Company recognizes uncertain tax positions in accordance with ASC 740 on the basis of evaluating whether it is more likely than not that the tax positions will be sustained upon examination by tax authorities. For those tax positions that meet the more-likely-than not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. There were no uncertain tax positions as of December 31, 2024 and 2023, and as such, no interest or penalties were recorded to income tax expense. As of December 31, 2024 and 2023, the Company has no unrecognized tax benefits. There are no unrecognized tax benefits included on the balance sheet that would, if recognized, impact the effective tax rate. The Company does not anticipate there will be a significant change in unrecognized tax benefits within the next 12 months.

Equity-Based Compensation

The Company measures equity-based compensation cost at the grant date based on the fair value of the award and recognizes the compensation expense over the requisite service period, which is generally the vesting period. The Company recognizes any forfeitures as they occur.

See Note 9 for further discussion of equity-based compensation incurred in 2024 and 2023.

Advertising and Marketing

The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expenses were approximately $773,000 and $3.1 million for the years ended December 31, 2024 and 2023, respectively.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments–Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, and also issued subsequent amendments to the initial guidance, collectively, ASC 326, to replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that requires the reflection of expected credit losses and will also require consideration of a broader range of reasonable and supportable information to determine credit loss estimates. For many entities with financial instruments, the standard will require the use of a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses, which may result in the earlier recognition of credit losses on financial instruments. The Company adopted this guidance during the quarter ended March 31, 2023, which had no material impact on the financial statements.

3. LOSS PER SHARE

Basic net loss per share is determined by dividing net loss attributable to common shareholders by the weighted-average shares outstanding during the period. Diluted EPS reflects potential dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period increased by the numbers of additional common shares that would have been outstanding if all potential common shares had been issued and were dilutive. However, potentially dilutive securities are excluded from the computation of diluted EPS to the extent that their effect is anti-dilutive. The following table shows the components of diluted shares for the periods ending:

	December 31, 2024	December 31, 2023
Numerator:
Net loss	$(15,460,832)	$(18,087,117)

Denominator:
Basic – weighted shares outstanding	5,020,691	4,598,173
Dilutive effect from shares authorized	—	—
Diluted – weighted shares outstanding	5,020,691	4,598,173

Basic loss per share	$(3.08)	$(3.93)
Diluted loss per share	$(3.08)	$(3.93)

4. PREPAID EXPENSES

Prepaid expenses consist of the following at December 31:

	2024	2023
Prepaid subscription and service fees	$64,306	$53,788
Deposits	34,427	30,271
Prepaid commissions	292,383	—
Total current prepaid expenses and other	391,116	84,059

Security deposits	268,370	268,799
Total	$659,486	$352,858

5. FIXED ASSETS

Fixed assets consisted of the following at December 31:

	2024	2023
Facilities equipment	$—	$718,458
Computer equipment	211,732	198,771
	211,372	917,229
Accumulated depreciation	(201,362)	(284,517)
Total	$10,370	$632,712

During the year ended December 31, 2024, the Company disposed of approximately $718,000 equipment that was no longer in service. A loss of approximately $440,000 was recorded for this period.

The Company has a useful life of 2-10 years for equipment. Depreciation was approximately $195,000 and $395,000 for the years ended December 31, 2024 and 2023, respectively.

6. INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2024	2023
Domain name	$29,919	$146,389
Developed technology	6,995	6,995
IP patent	78,274	78,273
	115,188	231,658
Accumulated amortization	(69,790)	(135,050)
Total	$45,398	$96,608

During the year ended December 31, 2024, the Company sold domains with a net asset value of approximately $37,000 for $27,000 and recorded a loss on disposal of approximately $10,000.

The Company has a useful life of 5-10 years for intangibles. Amortization was approximately $14,000 and $16,000 for the years ended December 31, 2024 and 2023, respectively.

The Company’s estimated future amortization of intangible assets is as follows:

Years Ending December 31,	Amount
2025	$8,284
2026	8,284
2027	8,284
2028	6,380
2029	1,667
Thereafter	12,499
Total	$45,398

7. NOTES PAYABLE

The following table is a summary of the Company’s outstanding debts as of December 31:

	2024	2023
Convertible notes	1,900,000	2,400,000
ACH Capital West, LLC	620,000	482,143
Adifex Investment LLC	5,349,975	—
Bridge notes	1,345,635	499,424
Fresh Vine Wine, Inc.	3,500,000	—
Total	12,715,610	3,381,567
Less: current portion	(12,715,610)	(482,143
Long-term debt	$—	$2,899,424

In 2021, the Company entered into Stock Purchase Agreements (the “2021 Securities Purchase Agreements”) with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of $1,900,000 of secured convertible promissory notes that will be convertible into shares of the Company’s common stock. The Notes bear interest of 8% and have a 24 month maturity. Each Note is convertible into Series A-3 preferred stock at a conversion price equal to $0.67. In March 2025, $950,000 of these notes converted to equity at the time of the Business Combination, see Note 13.

In 2023, the Company entered into Note Purchase Agreements (the “2023 Note Purchase Agreements”) with multiple accredited investors, pursuant to which the Company agreed to sell a principal amount of approximately $8.7 million of secured convertible promissory notes convertible into shares of the Company’s Series A-3 preferred stock. The notes bear interest of 8% and have a 24 month maturity.

In September 2023, approximately $8.7 million in principal along with approximately $135,000 in interest was converted to Series A-3 Preferred Stock.

In December 2023, the Company issued a note payable for the principal amount of $500,000 with ACH Capital West, LLC. The term was 7 months but was subsequently extended to February 2025 and bears interest at 146.34%. This note was refinanced in February 2025, see Note 13.

In October 2023, the Company entered into Bridge Notes with multiple accredited investors for a principal amount of approximately $500,000. These notes bear an interest rate of 10%, guarantee a return of 200% on the Principal, and have a maturity date of October 11, 2024.

In 2024, the Company entered into a note payable agreement with Adifex for a principal amount of $5,349,975. These notes are to be forgiven at the time of the Business Combination Agreement and only accrue interest if the agreement doesn’t close. These notes were forgiven in March 2025 when the Business Combination Agreement closed, see Note 13.

The Company and Fresh Vine Wine, Inc. (“Fresh Vine”) entered into a promissory note (the “Fresh Vine Note”) effective October 28, 2024, under which Fresh Vine agreed to lend to the Company the principal sum of up to $3.5 million. The Fresh Vine Note bears interest at 6.00% per annum until the closing date of the Business Combination (defined below). If the Business Combination does not close, the interest rate increases to 12% per annum from the date that negotiations cease. The unpaid principal plus accrued interest is due and payable on the date that is 9 months after the date on which Fresh Vine or the Company provides notice to the other that negotiations have ceased if the Business Combination is not closed. Provided there is no event of default, the Fresh Vine note will be forgiven on the date the Business Combination Agreement (detailed below) closes. The Fresh Vine Note is secured by all of the assets of Amaze Holding Company LLC. This principal balance and accrued interest was forgiven at the time of Merger in March 2025, see Note 13.

Principal maturities of the Company’s notes payable are as follows:

Years Ending December 31,	Amount
2025	$12,715,610
2026	—
2027	—
2028	—
Thereafter	—
Total	$12,715,610

8. STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

On July 12, 2022, the Company entered into a Stock Purchase Agreement with ten accredited investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a private placement (the “Offering”) shares of Series A-3 Preferred Stock. Pursuant to the Stock Purchase Agreement, the Purchasers collectively agreed to purchase up to 4,661,028 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.92 for a total gross proceeds of $4,305,162 at the initial closing of the Offering (the “Initial Closing”), which occurred on July 12, 2022. The Stock Purchase Agreement was amended and restated on October 24, 2022, for the Company to issue and sell to six of the Purchasers and additional new accredited investor an additional 2,670,438 shares of Series A-3 Preferred Stock at a per share purchase price equal to $0.923652 for a total gross proceeds of $2,466,555 at a second closing, which occurred on October 24, 2022.

In September 2023, approximately $8.2 million in convertible debt was converted into 9,605,664 shares of Series A-3 Preferred Stock pursuant to their Convertible Promissory Notes from 2023.

9. EQUITY-BASED COMPENSATION

Stock Options

During the year ended December 31, 2024, the Company issued stock options to purchase 263,291 shares of its common stock to various employees of the Company. During the year ended December 31, 2023, the Company issued stock options to purchase 4,560,173 shares of common stock to various employees of the Company. Most options vest over a period of four years, with 25% vesting after one year and the remaining 75% vesting in equal monthly installments over the following 36 months and are exercisable for a period of ten years. Stock based compensation for stock options is estimated at the grant date based on the fair value calculated using the Black-Scholes method.

In May 2022, the Company issued stock options to purchase 200,000 shares of its common stock to board members of the Company. These options vest over 3 years in equal monthly installments and are exercisable for a period of ten years.

In April 2023, the Company issued stock options to purchase 200,000 shares of its common stock to an advisor of the Company. These options vested immediately and exercisable for a period of then years.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2022	10,820,091	$0.08	9.30
Granted	4,560,173	0.23	10.00
Exercised	(29,686)	—	—
Forfeited	(5,442,537)	—	—
Outstanding at December 31, 2023	9,908,041	$0.13	8.53
Granted	263,291	0.69	10
Exercised	(115,784)	—	—
Forfeited	(1,343,471)	—	—
Outstanding at December 31, 2024	8,712,077	$0.13	7.53

Exercisable at December 31, 2024	7,100,227	0.12	6.14

10. INCOME TAXES

For the year ended December 31, 2024 and 2023, no income tax expense or benefit was recorded related to income taxes due to the Company’s overall operating results and the change in the valuation allowance. The components of income tax expense (benefit) for the year ended December 31, 2024 and 2023 are as follows:

	2024	2023
Current income tax expense (refund) - federal	$—	$—
Current income tax expense (refund) - state	—	—
Total current income tax expense (refund)	—	—

Deferred income tax expense (benefit) - federal	—	—
Deferred income tax expense (benefit) - state	—	—
Total deferred income tax expense (benefit)	—	—

Total provision for income taxes	$—	$—

11. CUSTOMER CONCENTRATION

For the year ended December 31, 2024 and 2023, no single creator was responsible for more than 10% of the Company’s gross sales. For the year ended December 31, 2024, three vendors accounted for 68% of the total cost of revenues. For the year ended December 31, 2023, four vendors accounted for 54% of the total cost of revenues.

12. COMMITMENT AND CONTINGENCIES

The Company accrues a liability and charges operations for the estimated costs of contingent liabilities, including adjudication or settlement of various asserted and unasserted claims existing as of the balance sheet date, where there is a reasonable possibility that a loss has been incurred and the loss (or range of probable loss) is estimable.

From time to time the Company may become subject to threatened and/or asserted claims arising in the ordinary course of our business. Other than the matter described below, management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material impact on the Company’s financial condition, results of operations or liquidity.

Legal Proceedings

The Company is subject to legal disputes and claims that arise in the ordinary course of business. The Company has resolved all litigation filed against it in 2024 and earlier except for the following matters:

G&I IX Aviation LLC v. Teespring, Inc. et al.

Amaze Holding Company LLC is a defendant in G&I IX Aviation LLC v. Teespring, Inc. et al., Case No. 23-CI-00220 in Boone County Circuit Court, Kentucky. When Amaze acquired certain assets of Teespring, Inc., pursuant to an Asset Purchase Agreement in November 2022, Teespring, Inc. leased commercial property located at 1201 Aviation Boulevard, Hebron, Kentucky, owned by Plaintiff G&I IX Aviation LLC (“G&I”). During and after APA negotiations, Amaze attempted to assume the lease, but Plaintiff refused to consent to the assignment of the lease unless Amaze paid previous obligations the landlord claimed Teespring. Inc. owed. Ultimately, G&I and Amaze never signed a consent to assignment of the lease. Plaintiff provided a notice of default on December 15, 2022, and filed its complaint against Teespring, Inc. and Amaze on February 1, 2023. On June 12, 2024, the court denied plaintiff’s motion for summary judgment against Amaze. The matter remains in discovery.

MyLocker.com, L.L.C. v. Amaze Holding Company LLC

On September 23, 2024, MyLocker.com L.L.C. (“MyLocker”) filed a complaint against Amaze Holding Company LLC, Case No. 24-013888, in Wayne County Circuit Court, Michigan. Amaze and MyLocker had entered into a Print Partner Services Level Agreement on June 12, 2023, under which MyLocker agreed to accept order fulfillment assignments from Amaze. MyLocker filed its September 23, 2024 complaint seeking payment of invoices issued to Amaze on August 8, 2024, August 22, 2024, September 6, 2024, and September 16, 2024. On November 11, 2024, the court entered a default judgment against Amaze in the amount of $81,772.24. As of the date of this filing, the MyLocker has garnished approximately $34,000 and the Company is evaluating next steps regarding the judgment and is in discussions regarding potential resolutions.

Printbox SP. Z.O.O. v. Amaze Software, Inc.

Amaze Software, Inc. is the Defendant and Counter-Plaintiff in Printbox SP. Z.O.O. v. Amaze Software Inc., Case No. 5:24-cv-05106, in the U.S. District Court for the Western District of Arkansas, filed on May 15, 2024.  Printbox SP. Z.O.O. (“Printbox”) was a subcontractor to Amaze on a contract to provide services to a third party. The parties maintain competing claims for breach of contract and unjust enrichment. The Court denied Printbox’s partial motion to dismiss Amaze’s counterclaim on November 20, 2024.The parties are currently pursuing discovery.

Andrew Andrews-Ramirez v. Amaze Software, Inc., et al.

Amaze Software, Inc., its subsidiary Amaze Holding Company LLC, and its CEO Aaron Day are named defendants in a lawsuit filed by former employee, Andrew Andrews-Ramirez, entitled Andrew Andrews-Ramirez v. Amaze Software, Inc., et al., Case No. 30-2024-01449472, Orange County Superior Court, California. Amaze employed Mr. Andrews-Ramirez through its professional employer organization, Rippling PEO 1, Inc. (“Rippling”). The plaintiff filed the lawsuit on December 23, 2024 and served counsel for Amaze on January 6, 2025; however, the contract Mr. Andrews-Ramirez signed with Rippling contains an arbitration agreement, which Amaze intends to enforce in its defense. Mr. Andrews-Ramirez alleges discrimination, harassment, and related claims based on marital status. Amaze and Mr. Day deny plaintiff’s claims.

13. SUBSEQUENT EVENTS

Agreement and Plan of Merger with Fresh Vine Wine, Inc.

On March 7, 2025, the Company was acquired by Fresh Vine Wine, Inc. (the Acquisition”), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2024 (the “Merger Agreement”) by and among the Company, Fresh Vine Wine, Inc., Amaze Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Fresh Vine Wine, Inc. (“Merger Sub”), the stockholders of Amaze, and Aaron Day, solely in his capacity as the Holders’ Representative (the “Holders’ Representative”). Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Amaze (the “Merger”) with Amaze as the surviving company and a wholly owned subsidiary of the Company, and (ii) the aggregate merger consideration paid by the Company in connection with the acquisition included 750,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), plus warrants (the “Merger Warrants”) to purchase an aggregate of 8,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Fresh Vine Wine, Inc. Secured Note

Effective March 7, 2025, the Company and Fresh Vine Wine, Inc. amended the Forgivable Promissory Note dated October 28, 2024 (the “Original Fresh Vine Wine Note”) to reflect an increase in the principal amount of the Original Fresh Vine Wine Note, and to permit forgiveness of the total principal amount of $4,400,000 and accrued interest thereon as a result of the closing of the Acquisition. Upon the completion of the merger in March 2025, this note payable and related accrued interest was forgiven.

Refinanced ACH Capital West, LLC Note

In February 2025, the Company refinanced the note with ACH Capital West, LLC brining the principal to $790,000.

In connection with the refinancing of the ACH Capital West loan in February 2025, the Company engaged Mercer Oak Capital as a strategic financing partner. Terms of the refinanced agreement are consistent with prior terms, with updated maturity and interest rate provisions.

Business Loan and Security Agreement

In May 2025, the Company along with Amaze Holdings, Inc. (formerly known as Fresh Vine Wine, Inc.) and Amaze Holdings, LLC, each as borrowers, entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with Balanced Management, LLC (“the Lender”). The Business Loan Agreement provides for a 10-month term loan in the principal amount of $225,000 with a total interest expense of $78,750. Commencing June 16, 2025, the Company is required to make 33 weekly payments of $7,500 and a balloon payment of $56,250 in week 40. An origination fee of $9,000 was paid as part of the term loan. If the Company repays the term loan within 60 days of the receipt of the term loan, the total repayment amount to the Lender will be reduced by $22,500.

In addition, the Company agreed to issue to the Lender, within 60 days of the date of the Business Loan Agreement, 5-year warrants (the “Warrants”) to purchase up to 1,600,000 shares of the Company’s Common Stock at an exercise price of $.75 per share.